Exhibit 10.36

                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT dated as of _________, ____, between DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

                              Preliminary Statement

                  The Company's 1994 Stock Option Plan for Outside Directors, as amended (the "Plan") provides for the grant to any director who is an "outside director" under the eligibility criteria set forth in the Plan, of an option to purchase _____ shares of the Company's common stock, par value $.01 per share ("Common Stock"), subject to the Plan and the terms and conditions set forth. The parties hereto desire to enter into this Agreement in order to set forth the terms of such option.

                  Accordingly, the parties hereto agree as follows:

                  1. Grant of Option. Subject to the Plan and the terms and conditions of this Agreement, the Company hereby grants to Optionee the option (the "Option") to purchase from the Company up to _____ shares of Common Stock at a price per share of $____. The number of shares to which this Option pertains and the price per share at which this Option may be exercised are subject to adjustment in accordance with the provisions of Section 6 of the Plan.

                  2. Plan Governs Terms of Option. The Option is subject in all respects to the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit A.

                  3. Time of Exercise of Option. This Option may be exercised as to all ______ shares at any time, or as to any portion thereof from time to time, after __________, _____, unless this Option has been terminated in accordance with the provisions of Paragraph 4.

                  4. Termination of Option. This Option shall immediately terminate upon the earliest of (i) _________, ____, (ii) the first anniversary of the date upon which the Optionee ceases to be an Eligible Director (as defined in Section 3 of the Plan), or (iii) ____ days after the date an Optionee ceases to be a director.

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                  5.  Manner  of  Exercise.  This  Option  may be  exercised  by delivering to the Company a written notice (signed by the Optionee) stating the number of shares with respect to which the Option is being exercised, together with full payment of the purchase price therefor in cash or by certified check payable to the order of the Company or by delivery of certificates evidencing shares of Common Stock registered in the name of the Optionee (duly endorsed in blank or with stock powers attached) having a Fair Market Value (determined in accordance with Section 5(d)(i) of the Plan) at least equal to the aggregate exercise price of the shares purchasable upon exercise of this option, or a combination of cash and shares. The Board may require Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to delivering to Optionee any shares purchased upon exercise of this Option. This Option may not be exercised with respect to a fractional share.

                  6. Restriction on Transfer. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered except by will or the law of descent and distribution and during the Optionee's lifetime may be exercised only by Optionee, or Optionee's guardian or legal representative.

                  7. Notice. Any notice or communication to the Company hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the following address (or to such other address as the Company shall from time to time specify):

                             Data Systems & Software Inc.
                             200 Route 17
                             Mahwah, New Jersey  07340
                             Attention:  Secretary

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        DATA SYSTEMS & SOFTWARE INC.

                                        By:_____________________________
                                           Name:
                                           Title:

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Optionee

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                              OPTION EXERCISE FORM

DATA SYSTEMS & SOFTWARE INC.
200 ROUTE 17
MAHWAH, NJ  07430

Gentlemen:

                  I hereby exercise the following portion of the stock options that have heretofore been granted to me as follows:

                  Date of grant_________________________________________________

                  Exercise price per share $____________________________________

                  Number of options granted_____________________________________

                  Number of options held________________________________________

                  Number of options being exercised hereby____________

                  In connection with this exercise [check one]:

                  _____ I enclose my check in the amount of $______________

                  _____ I am delivering to a broker designated or approved by the Company irrevocable instructions to (i) sell shares of Common Stock acquired upon exercise and (ii) promptly deliver to the Company a portion of the proceeds thereof equal to the exercise price and any applicable withholding taxes.

                  I hereby agree to execute whatever other documents are necessary in order to comply with the Plan and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Plan.

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Optionee (Signature)                              Social Security Number

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Please print name

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Date                                              Address